UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2009

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2009, Cortex Pharmaceuticals, Inc. (the “Company”) entered into an engagement letter agreement with Rodman & Renshaw, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of 1,475 shares of the Company’s 0% Series E Convertible Preferred Stock (“convertible preferred stock”) and warrants to purchase up to 6,941,176 shares of the Company’s common stock in a registered direct public offering. Assuming the sale of all of the shares of convertible preferred stock and warrants in the offering, at the closing of the offering the Company will pay the Placement Agent a fee equal to approximately $88,500 (six percent (6.0%) of the gross proceeds from the sale of the securities, excluding proceeds from any exercise of the warrants) and reimburse the Placement Agent’s expenses in an amount equal to the lesser of 1.0% of the gross offering proceeds or $25,000. In addition, the Company has agreed to issue to the Placement Agent at the closing of the offering a warrant to purchase up to the number of shares of common stock equal to five percent (5.0%) of the aggregate number of shares of common stock sold in the offering (excluding any shares subject to warrants). Based on the final terms of the offering noted below, the placement agent’s warrant will be exercisable for up to 433,824 shares of common stock at an exercise price of $0.26 per share. The placement agent’s warrant is not subject to the Company’s shelf registration statement referenced below.

On April 14, 2009, the Company and an investor entered into a securities purchase agreement, pursuant to which the Company agreed to sell an aggregate of 1,475 shares of its convertible preferred stock and warrants to purchase an aggregate of 6,941,176 shares of its common stock to such investor. The Company also agreed to sell an aggregate of 15,617,647 shares of its common stock issuable upon conversion of the convertible preferred stock and exercise of the warrants. The convertible preferred stock and warrants were sold in units, with each unit consisting of one share of convertible preferred stock and a warrant to purchase approximately 4,706 shares of common stock. The purchase price per unit is $1,000.

Subject to certain ownership limitations, the convertible preferred stock is convertible at any time at the option of the investor into shares of common stock at a conversion price of $0.17 per share. The conversion price of the convertible preferred stock is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertible preferred stock is subject to automatic conversion into shares of common stock upon the occurrence of a change in control of the Company, and the Company may become obligated to redeem the convertible preferred stock upon the occurrence of certain triggering events, including the occurrence of a change in control of the Company or the occurrence of certain insolvency events relating to the Company. The securities purchase agreement and the certificate of designation authorizing the convertible preferred stock include certain agreements and covenants for the benefit of the investor, including restrictions on the Company’s ability to amend its certificate of incorporation or bylaws, pay cash dividends or distributions with respect to common stock or other junior securities, repurchase shares of common stock or other junior securities, issue additional equity securities for a period of 60-days after the closing of the offering and incur indebtedness.

Subject to certain ownership limitations, the warrants are exercisable at any time on or after October 17, 2009 and on or before the close of the Company’s business on October 17, 2012 at an exercise price of $0.3401 per share of common stock. The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The warrants are subject to a call provision that permits the Company to cancel the warrants (unless earlier exercised by the holder) in the event the volume weighted average price of its common stock exceeds $0.6802 for a period of 20 consecutive trading days, the average daily volume of its common stock during such 20 trading day period exceeds $100,000 per trading day and certain other conditions are satisfied.

The net proceeds to the Company from the registered direct public offering, after deducting placement agent fees and its estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $1,250,000. The transaction is expected to close on April 17, 2009, subject to satisfaction of customary closing conditions, including the approval of the NYSE Amex Equities Market for the listing of the shares of common stock issuable upon conversion of the convertible preferred stock and upon exercise of the warrants sold in the offering.

The convertible preferred stock, warrants to purchase common stock and shares of common stock issuable upon conversion of the convertible preferred stock and upon exercise of the warrants will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on April 15, 2009, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-155749), which became effective on December 9, 2008. A copy of the opinion of Stradling Yocca Carlson & Rauth relating to the legality of the issuance and sale of the shares of convertible preferred stock, warrants and shares of common stock issuable upon conversion of the convertible preferred stock and exercise of the warrants in the offering is attached as Exhibit 5.1 hereto.

The foregoing summaries of the terms of the engagement letter agreement, the securities purchase agreement, the certificate of designation and the warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 1.2, 3.7 and 4.1, respectively, and incorporated herein by reference. A copy of the press release announcing the registered direct public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 15, 2009, the Company filed a certificate of designation of preferences, rights and limitations authorizing the convertible preferred stock with the Secretary of State of the State of Delaware. The descriptions of the certificate of designation and the convertible preferred stock contained in Item 1.01 above are incorporated herein by reference and are subject to, and qualified in their entirety by, the certificate of designation attached hereto as Exhibit 3.7 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Engagement Letter Agreement, dated April 13, 2009, by and between Cortex Pharmaceuticals, Inc. and Rodman & Renshaw, LLC.

1.2	Form of Securities Purchase Agreement, dated April 14, 2009, entered into between Cortex Pharmaceuticals, Inc. and the investor in the offering.

3.7	Certificate of Designation of Preferences, Rights and Limitations of 0% Series E Convertible Preferred Stock filed April 15, 2009.

4.1	Form of Common Stock Purchase Warrant to be issued by Cortex Pharmaceuticals, Inc. to the investor in the offering and to Rodman & Renshaw LLC.

5.1	Opinion of Stradling Yocca Carlson & Rauth.

23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1).

99.1	Press Release, dated April 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date: April 16, 2009	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Engagement Letter Agreement, dated April 13, 2009, by and between Cortex Pharmaceuticals, Inc. and Rodman & Renshaw, LLC.

1.2	Form of Securities Purchase Agreement, dated April 14, 2009, entered into between Cortex Pharmaceuticals, Inc. and the investor in the offering.

3.7	Certificate of Designation of Preferences, Rights and Limitations of 0% Series E Convertible Preferred Stock filed April 15, 2009.

4.1	Form of Common Stock Purchase Warrant to be issued by Cortex Pharmaceuticals, Inc. to the investor in the offering and to Rodman & Renshaw LLC.

5.1	Opinion of Stradling Yocca Carlson & Rauth.

23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1).

99.1	Press Release, dated April 14, 2009.